                                                                Exhibit 10m(i)
                                                                --------------


                           BELL ATLANTIC CORPORATION
                               BOARD OF DIRECTORS
                           HUMAN RESOURCES COMMITTEE

                                JANUARY 24, 1994

                        Amendments to Stock Option Plan
                        -------------------------------

          RESOLVED, that the Bell Atlantic 1985 Incentive Stock Option Plan is hereby amended, subject to the approval of the shareowners of the Corporation, as follows:

          1. to eliminate the provision of the plan which prohibits grants of options after January 21, 1995;

          2. to provide that, under the plan, no individual may be granted, in any calendar year, a number of options on shares of a class of the Corporation's stock that is more than one-half of one percent of the shares of that class outstanding on the first day of that year;

          3. to increase, from 14 million to 25 million, the aggregate number of shares which may, at any time in the past or in the future, be distributed to officers and employees upon the exercise of options under the Stock Option Plan and in connection with the awarding of shares under the Performance Share Plan, since the inception of those plans in 1985; and it is

          FURTHER RESOLVED, that the Vice President - Corporate Secretary and Counsel of the Corporation is hereby authorized to present the amendments adopted herein to the shareowners of the Corporation, for approval, and to take such additional action as he deems necessary or appropriate pursuant to these resolutions.